Exhibit (a)(4)

                                TRUST INSTRUMENT
                          NEUBERGER BERMAN INCOME FUNDS
                                   SCHEDULE A


Neuberger Berman Investor Class

      Neuberger Berman Cash Reserves
      Neuberger Berman Government Money Fund
      Neuberger Berman High Income Bond Fund
      Neuberger Berman Limited Maturity Bond Fund
      Neuberger Berman Municipal Money Fund
      Neuberger Berman Municipal Securities Trust

Neuberger Berman Trust Class

      Neuberger Berman Institutional Cash Fund
      Neuberger Berman Limited Maturity Bond Fund

Neuberger Berman Institutional Class

      Neuberger Berman Strategic Income Fund

DATED:  June 3, 2003